UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022 (November 14, 2022)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew E. Garth as Executive Vice President and Chief Financial Officer

On November 5, 2022, the Board of Directors of The Scotts Miracle-Gro Company (the “Company”) appointed Matthew E. Garth to serve as Executive Vice President and Chief Financial Officer of the Company, effective December 1, 2022. In this position, Mr. Garth will oversee all corporate and operating finance functions and will report directly to the Company’s Chairman of the Board and Chief Executive Officer, James Hagedorn.

Prior to his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Garth, age 48, served as Senior Vice President, Finance and Treasury, and Chief Financial Officer for Mineral Technologies Inc., a specialty mineral company (NYSE: MTX), since 2017.

There are no arrangements or understandings between Mr. Garth and any other persons pursuant to which he was selected as an officer. Mr. Garth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Garth’s appointment, Mr. Garth’s initial compensation will consist of (1) an annual base salary of $725,000, (2) an annual target incentive opportunity equal to 125% of his annual incentive eligible earnings, and (3) a long-term equity incentive award for fiscal 2023 with a target value equal to $1,500,000. In addition, Mr. Garth will receive a sign-on bonus of $700,000 payable in two equal installments in January 2023 and July 2023 and a sign-on equity award in the form of restricted stock units (“RSUs”) with a grant date value of $750,000 on December 1, 2022. The RSUs will vest ratably in two annual installments over the two years following the grant date. Mr. Garth will also be eligible to participate in all Company benefit plans and the Company’s Executive Retirement Plan.

For the 2023 fiscal year only, a portion of Mr. Garth’s annual incentive will be payable in equity, consistent with an approach recently approved by the Board for select members of leadership. As a result, Mr. Garth will receive a grant of performance units under our Long Term Incentive Plan with a target grant value of $1,132,813 that is subject to the payout based on the Company’s performance against the pre-determined financial goals for The Scotts Company LLC Amended and Restated Executive Incentive Plan for the 2023 fiscal year.

Mr. Garth will have limited use of Company-owned aircraft for personal purposes, at his own expense. In connection with his relocation he will have limited use of Company-owned aircraft for temporary commuting purposes, at the Company’s expense, and will also receive a monthly living allowance of $10,400 for up to six months.

Mr. Garth has been designated as a Tier 1 participant in The Scotts Company LLC Executive Severance Plan (“ESP”) and executed a Participation Agreement thereunder. The Participation Agreement generally provides for a salary continuation benefit equal to twenty-four months of base salary, a bonus payment equal to two times his Target Annual Bonus Opportunity, payable in two annual installments and certain other separation benefits if the Company terminates Mr. Garth without cause, as defined in the ESP, or if Mr. Garth resigns for good reason, as defined in the Participation Agreement. The foregoing description of the ESP and Participation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the ESP, a copy of which is included as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, and to the specimen form Participation Agreement, a copy of which is included as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017.

A copy of the press release issued by the Company on November 14, 2022 announcing Mr. Garth’s appointment as Executive Vice President and Chief Financial Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of David C. Evans as Interim Chief Financial Officer

On November 14, 2022, the Company announced that David C. Evans will be stepping down from his role of Interim Chief Financial Officer effective as of December 1, 2022. Mr. Evans will continue to serve on the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	November 14, 2022	By:	/s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated November 14, 2022
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)